Additional Information

Quartz Hill Project
ML 30235, ML30236 & ML30237



Prepared for:
Solar Quartz Technologies Pte Limited (formerly Auzsolar Pte Limited)

BY:
Element Resources Pty Ltd

November 2016

CONTENTS

1. INTRODUCTION

This document is intended to provide the additional information requested in the Notice to Progress dated 13 October 2016 for the Quartz Hill Site.

Three areas of information items were requested and each is addressed below.

2. INFORMATION ITEM 1 – Mining Program

2.1 When Are Operations Expected to Commence.

Operations are expected to commence from June 2017

2.2 Supporting Operations

3 x MLa's which related to this project have been submitted and are as follows;

- Quartz Hill Site- MLa's 30235, 30236, and 30237.

Quartz Hill site EA EPVL02889415.

Map 1 below shows the relative location of the Quartz Hill site and terrain details in Figures 1 & 2.


Quartz Hill

Map 1- Quartz Hill Location


Legend
Sample/No
contour
Quartz Hill
Scale 1:10,000

Figure 1: Quartz Hill Topographic Contours & Previous Sample Sites



Figure 2: Quartz Hill Terrain Image



Photograph 1: Quartz Hill West Ridge - View to North



Photograph 2: Quartz Hill Outcrop Near Western End – View to East



Photograph 3: Quartz Hill Outcrop, Subcrop & Scree near 207,500E -View to East

2.3 Method of Operation

Minerals

The application are for all minerals being quartz/ quartzite/silica and silica/silicon/rock crystal and other than coal.

Use of lease

The leases will be utilised for numerous activities including mining areas, site office/mess, processing sites, roads, waste rock dumps, stockpiles, water bores, settling ponds/ dams and other general mining site activities.

Method / production flow

Very little activity is likely to occur in the first year at Quartz Hill as it is intended to only take bulk samples for offsite processing and additional downstream product processing and beneficiation programs by associated companies.
All operations "on lease" will be undertaken by company contractors and expected to be on a part-time "campaign" basis with some stockpiling on lease to meet forecast Company annual offtake requirements. Contractors will not require accommodation facilities on lease apart from relocatable office/mess shelter. The following is a list of actions which are planned to occur within the first 1 -3 years of operations.

- Mobilise and set up contractors equipment for initial mining campaign

- Establish a relocatable shelters, fuel storage and fencing sufficient to support the initial and subsequent mining campaigns by contractors
- Establish water bores, settling ponds/dam required for contractor needs and dust suppression purposes only
- Establish on lease haul roads and other fencing requirements
- Test mining equipment
- Mine samples (Initial sample size would typically be 500 tonnes with additional 1000 tonne stockpiled)
- Ship bulk samples
- Additional site surveying for commercial volume production from year 3 and additional drilling for updating AusIMM to JORC 2012 during this initial PoO period

Quartz Hill will require sample volumes only in Year 1, with nominal increase in Year 2 subject to the off take requirements. It is anticipated volumes will increase to commercial volumes from Year 3 onwards as stated in Table 1 below.

Quartz Hill ML30235/ML30236/ML30237	**Year 1 (Tonne)**	**Year 2 (Tonne)**	**Year 3 (Tonne)**	**Years 4-10 (Tonne)**
	500-1000	2000	15,000	30,000-50,000

Table 1: Quartz Hill Mined Product Volume Forecasts

The activities involving construction of infrastructure will utilise standard earth moving procedures commonly utilised in maintaining roads, constructing small dam walls, ensuring drainage to manage runoff is adequate, and the siting of a relocatable style office/mess and storage shelter.
Waste from the camp will be treated as follows

- Grey water: Used to maintain a green area around the camp
- Black water: Treated in a package treatment plant in line with council requirements
- Solid wastes: Recycled or removed to a licenced facility

The shallow earthmoving techniques and waste management associated with the setting up of the project are common place and it is assumed that no further description is required.

Initial mining activities (Bulk Sample collection) will involve the collection of material produced from an initial drill and blast operation undertaken by qualified sub-contractors. Material will claimed using a truck and shovel operation by contractors. Contractor's Environmental management plan, Safety Management plan, environmental policy, SOP contents list and capability statement are as attached as appendixes 2 – 6.

The collected product will be run over a vibrating grizzly and into a hopper. A conveyor will feed the material into a screening system which will sort product from dirt and transfer to stockpile areas for subsequent bulk transport off lease. Settling ponds will be utilised to contain the water used under the dust suppression activities. The water will be recycled through the dust suppression system. The amount of dirt removed during the system is minimal and will be contained in the settling ponds.

Over size material will be stockpiled for crusher feed, to be processed at a later stage. Under size material will also be stockpiled for later use. The volumes of this material produced from a sample volumes are expected to be minimal and easily managed given the non-erosive nature of the product.

Alternatively oversized product may be run through a mobile crushing circuit if higher product demand dictates during the period of the sample collection, there by negating the need for storage of oversized material and less initial collection of material for processing.

As samples are small and produced for a specific purpose the suitably sized output from the screens will not be stored or stockpiled on site for any significant length of time but rather sent offsite for testing/beneficiation sample production at the earliest convenience. As production demand increases product will be transported in bulk offsite from stockpiles where additional off-lease storage, processing and packaging will be conducted in and from the Townsville region as required to meet offtake market requirements domestically, supply feedstock for the Melbourne beneficiation facilities and/or for direct export from Townsville.

Map 2 below shows the location of the physical aspects of the Quartz Hill site plan and in relation to the 100m buffer zone surrounding Quartz Hill Coach Station and Cemetery QHR602232 heritage site.


PLANT
PLANT
PLANT
POND
DAM

Map 2: Quartz Hill Site Plan

It should be noted that construction of the access haul roads from the public road is considered and shown subject to further surveying. The preferred south eastern access route shown will be constructed and used during the initial sample volume period.

Proposed roads and fencing are planned to exclude mining traffic from the heritage area and buffer zone within ML30235. An existing public road, commonly known as O'Briens Creek Road transverses a section of ML 30235 and the heritage area QHR 602232 in close proximity to the actual site of interest. There may be some detail to discuss and agree with the local Council and the Mines Safety Inspectorate regarding the intention to allow continued public traffic along O'Briens Creek Road. In any event the desired outcome of the proposed layout should be clear in that mining activities / facilities and access will be restricted well outside the buffer zone of the Quartz Hill Coach Station and Cemetery QHR602232 site and public traffic will be unaffected unless traffic management is deemed necessary for haulage and other mine vehicles entering/exiting from O'Brien' s Creek Road to mine operations areas.

2.4 Notifiable Activities Quartz Hill

The following notifiable activities (Environmentally Relevant Activities) will be conducted at the Quartz Hill Project during the term of this PoO. Each notifiable activity is described below in this section and further detailed in section 2.5.
No Chemicals will be stored in bulk on site, only small quantities of cleaning and machine maintenance (oils, grease, etc), oxy/acetylene bottles, etc required by contractors.

All site office/mess/storage will be in relocatable huts situated "on" lease for daytime contractors and staff use. All overnight accommodation will be "off" lease in local townships. Wastes generated will be handled as follows:

- All organic (non-meat) waste will be composted or removed from site.
- All recyclable material (cans, bottles) will be placed in bulka bags and taken to a recycling depot periodically.
- Grey water will be treated and deployed for garden irrigation adjacent to site office area.
- All other waste will be put in bulka bags and periodically taken to either Mt Surprise, or Einasleigh tips as required.

Initial mining activity will involve:

- Establishment of a process area and access roads
- Establishment of settling ponds and silt traps as required
- Overburden removal and stockpile for site regeneration
- Establishment of scalping / screening/ crushing and stockpiling equipment, with fine dust suppression water sprays, with runoff directed to the settling pond and dam and recycled
- Loading and removal of screened ore
- Additional exploration drilling surrounding the main lode will be conducted during the initial 3 year term to prioritize subsequent excavation patterns into and around the main lode.

  Dirt from the screening and dust suppression processes will be trapped in the settling ponds, and periodically removed and stored for site regeneration. Waste water will be recycled from the dam to the wash screen/dust suppression equipment. No turbid water will be discharged from the site.

Initial mining activity will include drilling and blasting of the main quartz lode, by external registered contractors.

Diesel fuel will initially be stored in a mobile 1-5,000 L tanker. In time as mining campaign volumes increase a fixed 10,000L above ground diesel fuel storage tank may be installed if required by the contractors and if so according to the requirements of AS1940, including an impermeable base and requisite bund walls suitable to contain the required storage amount in case of rupture.

2.5 Mining Activities

2.5.1 Mining Operations

The drill & blast mining operation will be sequenced as follows:

Stage1 **MINING**

A conventional, small scale, drill and blast, truck and shovel operation

Survey mark-up drill holes.

Drill production blast holes using an airtrack drill rig. Sample cuttings.

Blast 1,000- 5,000 tonnes parcels of quartz ore.

Excavator extracts blasted quartz material and loads into conventional off-road haul trucks.

Haul trucks remove and dump to Run of Mine stockpile work areas

Stage2 **MATERIALS HANDLING**

After extraction, the quartz will be screened into various size fractions and then stockpiled.

This will be achieved using conventional quarry processing methods using front end loaders, mobile crushing plants, dry screens, and mobile conveyor equipment.

Front end loaders will then either:

- Load quartz product from the stockpiles to haul trucks to extended stockpiles
- Load quartz product from stockpiles to suitable road trucks for removal from site

All activities will be conducted under fine-mist dust suppression, with water filtered and recirculated.

Following depletion of the main lode through processes described in stages 1-3 above the future Plan of Operations periods will potential include the float/scree that surrounds the main quartz bodies that will be collected and processed for product. The material will be collected using excavator and truck methods, and subsequently fed over a vibrating grizzly and into a hopper. A conveyor will feed the material onto a dry screening system. Screen over size material will be crushed in closed circuit with the screen. Under size stone and dirt will be directed to an undersize stockpile and minimal residual dirt from dust suppression to settling ponds. Undersized material will be subsequently recovered and stockpiled for later use. Sized output (at this stage presumed to be approximately +10-125mm) from the screens will be stockpiled and subsequently trucked off site. Raw water utilized on the screen will be sourced from bores and recycled from the settling pond/dam located adjacent to the work and stockpile

areas. Wastewater will be processed through settling pond(s)s and recycled through a small dam.

2.5.2 Proposed Activities

2.5.2.1 Chemical Use/Storage

The following chemicals will be used/produced by the proposed operation

- Small quantities of cleaning products, lubricants for machinery, oxy/acetlyene bottles for welding.
- No corrosive substances in quantity will be used in the operation. Any corrosive substance used in the workshop, which will be limited to 50 litres combined total of concentrate, will be stored and handled in accordance with Australian Standard AS3780 'The Storage and Handling of Corrosive Substances'
- Up to 2,000 kg of bentonite will be stored on site for use in containing spills.

2.5.2.2 Landfill

No landfill operations are envisioned from the mining operation.

The volume of waste produced at the site even during establishment is expected to be minimal as all facilities and equipmenrt (Offices, fuel tanks, screens and the like) will be of transportable or mobile nature and brought to site and installed during each mining campaign. Very little construction if any will occur at the site during this PoO period. As such waste will predominatly consist of daily lunch scraps and empty storage containers / wooden pallets used to transport items to site. These wastes will be either taken off site and disposed of in approved landfill or approved environmental disposal facilities or in the case of pallets returned with the delivery vehicle.

2.5.2.3. Mine Waste

The workspace and stockpile areas of the lease has been planned to accommodate for waste dump for low grade or non-quartz material and for oversize material that will require further proecssing. This expected material is a byproduct of the mining operation and will be progressively placed for permanent storage. Final rehabilitation of the waste dump will be deferred until mining operations conclude, at which time it will be profiled and stabilised in accordance with industry practice and relevant State guidelines. Details of the nature and volume of this waste material will be establsihed through additional surveying/ sample drilling contemplated during this initial PoO period. PoO in this and subsequent periods will take into account the findings and define the suitable stockpiling and handling processes.

As the Waste rock dump is a likely requirement for future operations it has been mentioned here to complete the concept of operations.
Minimal surface waste material will be produced initially during drill and blast mining operations. This is due to the initial product being sourced from the main outcrop. As this material is elevated minimal surface material is expected to be produced. Surface material may be produced mid way or late in the mine life when product which is currently burried is accessed incldiuing scree material surrounding the main lode. Subsequent exploration drilling will determine the extent of this material. The timing for this is expected to be be several years into the mine life.. Details of these operations and

surface waste material will be included in subsequent Plans of Operations after additional exporation drilling during the initial PoO period is completed and assesed.

2.5.2.4 Petroleum Product or Oil Storage

The following petroleum storage facilities are utilised.

- 1 X 5000-10,000 litre Diesel Tanker provided by the contractor is to be located on the lease during mining campaigns. The exact location of the tank is yet to be determined. Prior to installation a concrete bund with concrete walls and floor capable of containing 110% will be constructed as part of its installation. The facility will be designed to meet AS 1940 requirements.
- 10 X 205l Oil drums for the site. These will be stored either initially on dedicated bunded pallets or in time a suitably constructed bund.

Waste oil is not expected to be produced as vehicles will be serviced off site. However a minor waste oil storage facility will be maintained at the workshop. It will consist of empty 205l drums into which any waste oil can be placed. Initially these drums will be stored on dedicated bunded pallets and in time stored in a suitably constructed bund.
Up to 2000Kg of bentonite will be stored for the purpose of addressing fuel spills or oil leaks from mobile equipment or other sources. This material will be stored on pallets, under cover in either 1 tonne or 25kg bags

2.5.3 Additional Mine Site Exploration

For the purposes of upgrading the deposit to the Measured Resource / Proven Reserves category and calculation of pit shells and pit volumes, a round of resource drilling of up to 10 holes will be conducted around the main quartz outcrop. The program will be commissioned within this initial 3 year PoO period but is not expected to commence before year 2.

Step-out' drilling to test strike and dip extensions of main quartz lode will be needed in order to determine the physical extents of the quartz structure. These holes will be spaced at about 80-100m apart, as topography permits.

1. Clearing of the drill pad involves clearing and leveling a 90 m^2 area using an excavator or bulldozer. Drill pads are only leveled where the terrain makes drilling operations unsafe.
2. Samples are collected in bags and will be either buried on site or removed from site after drilling is completed.
3. When the drill hole is no longer required, but within 6 months it will be capped and rehabilitated using the procedure in Appendix 1.

The final design locations for the drilling program will be made during Year 1.

Drill pads will be cleared by raking obstacles sticks and rocks from the pad. A small sump will be made to capture any water from the process. Apart from the minor sump area no topsoil will be removed or disturbed. Drill pads measure <30m X 30m (900m^2 or 0.09hA)

Drilling will commence / finish and the process will move on to the next pad.

Up to 5 pads may be open at one time. Pads will be closed by infilling the small sump and capping the drill hole as shown in the diagrammatic sequence in Appendix 1. As

there has been no disturbance of top soil, nor the entire removal of ground covers, areas will be left to regenerate naturally.

Should a pad require leveling for safety reasons, removed material will be stockpiled and returned to the cleared location at the completion of drilling

2.5.4 Description of the Drill and Blast Quarry Mining Operation

The future requirement for drill and blast is to produce 250mm size material suitable for crushing. This will require a close space drill pattern. The blast design will be in consultation with specialist contractors and suppliers. It is expected that between 2 and 5 shots will be required per year during the period of this PoO.

A standard mining bench height of 4m would be employed with a pit wall batter of 60° used to maintain a safe working environment. The nature of the quartz is not expected to present geotechnical problems for the mining operation. 2m mining flitches will be adopted.

An excavator will load broken quartz into dump trucks. The trucks will dump RoM material onto stockpile for feed in to the crushing, screening and stockpiling plant.

2.5.5 Overburden Management

Minimal overburden is planned to be produced during the term of this plan of operations. Any overburden will be stockpiled and repatriated.

2.5.6 Hazardous Dam Management

There are no referable dams or High hazard dams on site. There are no populated areas or major watercourses close by (within 7 km).

2.5.7 Construction Activities

The construction of on lease haul roads and site facilities will have the potential to produce minimal sediment. To address these measures each construction site will be assessed as to the need for sediment controls best suited to the situation. Methods of sedimentation control may include;

- Hay bales,
- Silt fencing,
- Rock barriers,
- Diversion structures

2.6 Site maps

Map 2 above show the site layouts for the Quartz Hill site.

2.7 Infrastructure

Over the life of the mine the infrastructure on site will consist of the following;

- Mobile Crushing Equipment;
- Screening Equipment;
- Loaders;
- Excavators; and
- Trucks.
- Water bores & settling pond/dam
- Stilt traps
- Access Haul Roads
- Office/mess for /contractors
- Fuel Storage

2.8 Proposed Rehabilitation

2.8.1 Goals and Categories

Given the pre-mining land use of the mine site the Rehabilitation Program has been designed to ultimately ensure the following outcomes:

- Rehabilitation processes will be applied to ensure that the site be made safe for humans and wildlife.
- Rehabilitation processes will be applied to ensure that site residues are non-polluting.
- Rehabilitation processes will be applied to ensure that site landforms are stable.
- The targeted post mining land use of the rehabilitation is low intensity grazing. To this effect the rehabilitation processes will be applied to establish an enhanced vegetation community that is preferable for the land user to resume economic grazing of the site.
- To provide for continuity of the groundwater extraction facility to enable stock watering points to be established.

2.8.2 Land Use Categories

These are the categories of land use associated with the Quartz Hill site:

- Extraction Areas
- Waste Rock Dump
- Topsoil / Waste Surface Material Stockpile
- Product Storage Areas
- Fuel Storage Areas
- Office/mess
- Plant and Equipment Storage Areas
- ROM Stockpile
- Roads / tracks
- Drill Pads or capping of drill holes
- settling ponds/silt traps and small recycling Dam
- Rehabilitation Commenced
- Rehab Finalised

Table 2: The broad objectives for each of these areas are described as follows:

	Land Use Area	Final Form	Objective
1.	Extraction Areas (Pits)	Steep Slopes (>80^0)	A bund wall no less than 2m in height with a base no less than 4m in width will be formed around the pit when mining has ceased at the site. To be retained as a water storage facility.
2.	Waste Rock Dump	Slopes not exceeding a gradient of 1 (V):2.5 (H) Height not greater than 4 m, Concaved top, Vegetated surface.	The surface of the stockpile will be stabilized and graduated using a grader and backhoe to meet the slope requirements outlined in the Geotechnical Slope Stability guidelines, i.e. not exceeding 1(V) : 2.5 (H). The top of the stockpile will not exceed 5m in height and will be concaved to prevent / limit any runoff. Topsoil will then be applied and the seeding with Native species.
3.	Topsoil / Waste Surface Material Stockpile	Low Form (≤0.5m height), Close to Pre-mine Form.	Material will be used for repatriation of mined areas and stockpiles herein noted
4.	Product Storage Areas	Low Form (≤0.5m height), Close to Pre-mine Form.	To return the area to a pre-mine land use. The infrastructure will be removed from site. The impacted areas will be ripped, topsoil applied to the area and seeded with Native species.
5.	Chemical Storage Areas	Low Form (≤0.5m height), Close to Pre-mine Form.	To return the area to a pre-mine land use. The surface will be ripped, topsoil applied to the area and seeded with native species
6.	Office/mess	Low Form (≤0.5m height), Close to Pre-mine Form	To return the area to a pre-mine land use. Any liners will be removed and disposed of in an appropriately licensed landfill. The surface will be ripped, topsoil applied to the area and seeded with native species.
7	Plant and Equipment Storage Areas	Low Form (≤0.5m height), Close to Pre-mine Form	To return the area to a pre-mine land use. Any liners will be removed and disposed of in an appropriately licensed landfill. The surface will be ripped, topsoil applied to the area and seeded with native species.
8	ROM Stockpile	Low Form (≤0.5m height), Close to Pre-mine Form	To return the area to a pre-mine land use. Any liners will be removed and disposed of in an appropriately licensed landfill. The surface will be ripped, topsoil applied to the area and seeded with native species.

9	Roads / tracks	Low Form (≤0.5m height), Close to Pre-mine Form	To return the area to a pre-mine land use. Any liners will be removed and disposed of in an appropriately licensed landfill. The surface will be ripped, topsoil applied to the area and seeded with native species.
10	Drill Pads or capping of drill holes	Low Form (≤0.5m height), Close to Pre-mine Form	To return the area to a pre-mine land use. Any liners will be removed and disposed of in an appropriately licensed landfill. The surface was disturbed it will be ripped, topsoil applied to the area and seeded with native species.
11	Storm water/settling ponds and Process recycling Dam	Retained as water storage facility	To be retained as a water storage facility with safe access.
12	Rehabilitation Commenced	Moving towards planned final form	In line with initial Objective
13	Rehab Finalised	Planned final form achieved	In line with initial Objective

2.8.3 Rehabilitation Program

As mining is intended to continue in the one location for several years there will be little opportunity for rehabilitation during initial years of mining operations.

-

3. <u>INFORMATION ITEM 3 –Term of lease Quartz Hill</u>

A 15 year lease has been applied for based on the following information

The development and initial production phase of the mine is expected to be 1 – 2 years for development. A further minimum 10 years of mining at a conservative 40000 tonnes per year (Mid-range estimate) will be required to meet the company forecast offtake minimum volumes. It is also expected that a further five years or more will be required to complete rehabilitation to the satisfaction of EHP. The general requirement for EHP to sign off on rehabilitation is several (usually 2 or 3) successive years of self-regeneration (i.e. rehab is producing seeds naturally). Establishment to the self-regeneration point can be assumed to take 2 or more years. As such it is estimated that 15 years is a reasonable request for the term of the lease. Unforeseen events such as rehab failure due to fire / drought or reduced production rates due to exceedingly wet years could possibly see the requirement to renew the lease for an additional period. This requirement will be assessed closer to the end of the current requested term if approved.

4. <u>CONTACT DETAILS</u>

Applicant:

Solar Quartz Technologies Pte Limited

Registered Australian Business Address:

Solar Quartz Technologies Pte Limited

,
88 Lorimer Street
Docklands, VIC 3008

Phone: (03) 86395777
Email: kg@sqt.solar

The contact details for any matters relating to this project are:

Kevin Graham Solar Quartz Technologies Limited , 88 Lorimer Street Docklands VIC 3008 Email: kg@sqt.solar Mobile: 0408 571 556	John Eddington Element Resources Pty Ltd 2 Lacebark Ct Bellbowrie QLD 4070 Phone: 07 54637015 john.eddington@elementresources.net.au Mob: 0431 151 705
Tamara Grothues (Senior Tenement Administrator) Australian Mining and Exploration Title Services (AMETS) PO Box 913, MAREEBA QLD 4880 Phone: 07 4092 6431 Email: Tamara@amets.com.au	

Should further information or clarification be required please contact either of the above at your convenience.

5. APPENDICES

APPENDIX 1

Drill Hole Rehabilitation and Capping Procedure


Drill chips from hole
Original surface
PVC casing
Pit dug by backhoe
Original surface
Casing cut off ~0.75m
below original surface
Original surface
Cement plug
Drill chips
PVC casing

The drill pad is to be rehabilitated by replacing all removed material, re-spreading topsoil and seeding the area.